Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yasser Rezvi, as his or her true and lawful attorney-in-fact and agent, with full power and substitution and resubstitution, for and in his or her own name, place and stead, in any and all capacities, acting alone, to sign this registration statement, any and all amendments (including post-effective amendments) to this registration statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorney-in-fact and agent or any of them or any substitute or substitute for any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on November 15, 2018 by the following persons in the capacities indicated.

Signature	Title

/s/ Yasser Rezvi	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Yasser Rezvi

/s/ Wai Chung	Vice President
Wai Chung

/s/ Lawrence Drexler	Vice President, Secretary and Director
Lawrence Drexler

/s/ Lori Pinto	Director
Lori Pinto

/s/ Evelyn Echevarria	Director
Evelyn Echevarria